                                                                    EXHIBIT 10.6


                                      LEASE

         VECTRON TECHNOLOGY, INC., a Delaware corporation with an address of 267 Lowell Road, Hudson, New Hampshire, (hereinafter, the "Landlord"), hereby leases to Methuen Acquisition Corporation, a Massachusetts corporation, with an address of 126 Merrimack St, Methuen MA 01844 (hereinafter the "Tenant") and Tenant hereby leases from Landlord the Premises on the following terms and conditions:

         1.       PREMISES:

         That portion of the building situated on Lot 37/Map 7 (the "Building") as shown on Hillsborough County Registry of Deeds Plan #21758 in Hudson, New Hampshire (the "Property") hatch-marked in red on the plan attached hereto as Exhibit A, and consisting of approximately 31,400 square feet (the "Premises"); together with the right to use in common with Landlord and others entitled thereto the common driveways, walkways and grounds necessary for pedestrian and vehicular access to the Premises and the right to use in common with others entitled thereto the common lavatories and corridors in the Building except as they shall be marked for the exclusive use of Tenant on Exhibit A; together with the right to park a total of ninety nine (99) vehicles in striped but non-assigned parking spaces in the following areas: Twelve (12) parking spaces adjacent to the tenant's proposed main entrance to the Premises, Twelve (12) parking spaces adjacent to the employee entrance to the Premises; and Seventy-Five (75) parking spaces in the upper parking lot on the Property; and together with the right to use one bay of the two-bay loading dock located at the northwestern corner of the Building.

         2.       TERM:

         Tenant shall have and hold the Premises for a term of five (5) years which term shall commence on April 1, 1999 (the "Commencement Date") and shall end on April 1, 2004 (the "Term"), unless such Term shall be sooner terminated as hereinafter provided. Notwithstanding the foregoing, Landlord shall provide Tenant access to the Premises prior to the Commencement Date and beginning on February 1, 1999 on a base rent-free basis for the purpose of Tenant's effectuating Tenant's Work as defined and provided in Paragraph 8 hereof; provided, however, that Tenant shall : a) be responsible for ( and shall pay to Landlord promptly upon receipt of an invoice for same) Additional Rent payable by Tenant to Landlord as provided in Paragraph 7 hereof during the access period prior to the Commencement Date, and 2) comply with all other provisions of this lease during such period.

         3.       OPTIONS TO EXTEND:

         There are no express options to renew or extend hereunder. Without obligating the Landlord to renew or extend hereunder, on or about twelve (12) months prior to the lease expiration date, upon the request of Tenant, Landlord shall advise Tenant of the availability of all or a portion of the Premises for future lease.

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         4.       BASE RENT:

                  A. For Lease Year One of the Term (as hereinafter defined), Tenant shall pay an annual base rent of One Hundred Fifty Seven Thousand Dollars in equal monthly installments of Thirteen Thousand Eighty-Three and 34/100 Dollars ($13,083.34), without offset or deduction except as expressly set forth in this Lease, to Landlord at 267 Lowell Road, Hudson, New Hampshire prior to or on the first (1st) day of the Term and on the fifteenth (15th) day of each month thereafter (with the rent for any fraction of a 30/31 day month to be prorated). For purposes of this Lease, "Lease Year One" shall mean the period from April 1, 1999 through April 1, 2000; thereafter, "Lease Year" shall refer to each successive twelve (12) month period.

                  B. For lease year Two of the term, tenant shall pay an annual base rent of One hundred Seventy Two Thousand Seven Hundred Dollars in equal monthly installments of Fourteen Thousand Three Hundred Ninety One and 67/100 Dollars ($14,391.67) without offset or deduction except as expressly set forth in this Lease to Landlord on the same basis as provided in paragraph A above.

                  C. For Lease Years Three through Five of the Term, inclusive, the annual base rent shall be re-computed annually effective on each one year anniversary date of the Commencement Date and shall be an amount determined by multiplying the annual base rent for the preceding Lease Year by a fraction, the numerator of which shall be the Consumer Price Index (as hereinafter defined) for the last complete month prior to the expiration of such preceding Lease Year, and the denominator of which shall be the Consumer Price Index for the month prior to the month in which the preceding Lease Year began; provided, however, that if such fraction results in a number which is less than one, the base rent will not be decreased in any given Lease Year. As used herein, the term "Consumer Price Index" shall mean (i) the Consumer Price Index for all Urban Consumers - (CPI - U) - U.S. City (All Cities) Average All Items (1982 - 1984 =100) published by the Bureau of Labor Statistics of the United States Department of Labor, or (ii) if the publication of such Consumers' Price Index shall be discontinued, the comparable index most clearly reflecting diminution of the real value of the annual base rent herein provided for. In the event of a change in the base for the Price Index, the numerator and denominator of the fraction referred to above shall be appropriately adjusted to reflect continued use of the 1982-1984 base of the Consumers' Price Index or in the case of such comparable index, the continued use of the base period in effect at the time of its adoption for use hereunder.

         A late payment penalty of five (5%) percent of the rent owed shall be assessed on any rent not paid within five (5) days when due.

         5.       SECURITY DEPOSIT:

         Concurrent with the execution of this lease, Tenant has delivered to Landlord the sum of Fourteen Thousand Three Hundred Ninety One Dollars and 67/100 Dollars ($14,391.67) which amount shall be held by the Landlord as the "Security Deposit". The Security Deposit may be


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used by the Landlord to cure any default or breach of Tenant under this Lease, and to the extent not so used shall be returned to Tenant upon the termination of this Lease as provided for herein. In no event shall the Security Deposit be considered prepaid rent.

         6.       NO PREPAYMENT:

         Tenant shall have no right to prepay rent except on Landlord's authorization.

         7.       ADDITIONAL RENT:

                  A. Tenant shall pay to the Landlord as Additional Rent, Tenant's Share (as hereinafter defined) of the following:

                           1) Operating Expenses. Common area expenses incurred
by Landlord for the operation, cleaning, maintenance and repair of the Property and including, without limitation, maintenance of lawn and landscaping, lighting and snowplowing of all walks, driveways and loading areas of the Building;

                           2) Real Estate Taxes and Assessments. All real estate
taxes relating to the Premises, all other taxes which may be levied in lieu of real estate taxes, assessments and other governmental charges or levies, general and specific, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature, for public improvements which are assessed, levied, confirmed, or become a lien upon the Premises; and

                           3) Insurance. The premium charged for fire insurance.

                  B. Tenant's Share shall be determined by a formula of which the numerator is the amount of square feet held by the Tenant (31,400) and the denominator is the total amount of rentable square feet in the building (121,364), or Twenty-Six Percent (26%) ("Tenant's Share"). Tenant's Share shall be paid in monthly installments, in amounts estimated from time to time by Landlord on the first day of each and every calendar month, in advance, commencing with the Commencement Date.

                  C. Upon Tenant's request, within sixty (60) days after the end of each calendar year during the term hereof, Landlord shall furnish to Tenant a statement, prepared by Landlord, in reasonable detail setting forth the computation of such Additional Rent; thereupon there shall be a prompt adjustment between Landlord and Tenant with payment to, or repayment by Landlord, as the case may require. Tenant shall have the right to inspect Landlord's books and records relative to such Additional Rent charges during normal business hours and upon reasonable prior notice.

                  D. Tenant shall pay such Additional Rent to Landlord, commencing on the Commencement Date (which amount of Additional Rent may include any additional amount of Additional Rent owing by Tenant during the period of access by Tenant prior to the

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
Commencement Date for effectuating Tenant's Work) and continuing on the first of each month thereafter at the time the monthly payment of base rent is due pursuant to the terms hereof. For Year Lease One, the Tenant's Share of Additional Rent on a monthly basis is Three Thousand Eight Hundred Fifty and 00/100 Dollars ($3,850.00).

         8.       TENANT IMPROVEMENTS:

         Landlord acknowledges that Tenant intends to perform certain leasehold improvements to the Premises following the execution of this lease and beginning on or about January 1, 1999 ("Tenant's Work"). Tenant shall prepare complete plans and specifications necessary for Tenant's Work, together with a complete list of equipment to be installed in the Premises by Tenant (collectively "Tenant's Plans") and Tenant shall submit Tenant's Plans to Landlord for Landlord's approval. Tenant shall not be permitted to commence Tenant's Work until such approval is granted. Tenant shall cause Tenant's Work to be performed in a good and workmanlike and shall complete the work at Tenant's sole cost and expense.

         9.       UTILITIES:

         This Lease is totally net except as otherwise provided in this Lease. Landlord shall provide in such capacities as hereinafter set forth and Tenant shall pay for water/sewer, heat, electricity (including air conditioning), and gas either by separate meter established for the Premises, when possible, in which case Tenant shall pay for such service(s) by direct payment to the utility provider, or by proration, in which case Tenant shall pay Tenant's Share to Landlord as Additional Rent. In the case of electrical service to the Premises, Landlord shall provide Tenant with a maximum capacity as follows: 1000 Amps service, 480 V, 3 phase. Should Tenant require any additional electrical capacity in excess of the foregoing amounts, Tenant may, subject to the review and written consent of Landlord, arrange for the provision of increased electrical capacity to the Premises at Tenant's sole expense. Landlord shall be entitled to monitor and/or meter all non-separately metered utility functions and usages on the Premises. In the event that Tenant's usage of any non-separately metered utility is disproportionately greater than Landlord's usage, Landlord shall be entitled to install separate meters.

         Landlord shall supply reasonable heat, light and air-conditioning to common areas of the Building at the prorated expense of Tenant in accordance with Paragraph 7 hereof. All utilities are provided subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any cause beyond the Landlord's control. Landlord agrees to use reasonable efforts to cause the cessation of any such interruption and to the extent reasonably possible to effect repairs during nonbusiness hours and upon reasonable notice to Tenant.

         Landlord shall not be responsible for procuring or the cost or fees associated with any sewer, wastewater discharge or any other required permits or licenses required by Tenant in the conduct of its business on the Premises, all of which shall be at Tenant's sole cost and expense.


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         10.      USE OF PREMISES:

         Tenant shall use the Premises for electronic manufacturing and other uses incidental thereto. Tenant shall not permit or suffer the Premises to be occupied or used for any unlawful, illegal, disreputable or extrahazardous business, use or purpose, nor in such mariner as to constitute a nuisance. Tenant shall procure any and all licenses or permits required by state, federal or local law regulation or authorities in the use of the Premises by Tenant, including but not limited to, permits or licenses required for air quality, wastewater, sewer discharge and the like. In its use of the Premises and the Common Areas, Tenant agrees for itself, its employees, agents and invitees, to conduct itself in a businesslike manner at all times, consistent with standards established by the Landlord for the operation of a first class business operation and to follow and abide by the rules and regulations established by the Landlord from time to time. With the exception of the right to park and maintain a tractor-trailer truck at the loading dock bay which has been assigned to Tenant hereunder, Tenant shall not park, store or maintain any tractor-trailer trucks, construction vehicles or any other types of commercial trucks or transports on the Property.

         11.      FIRE INSURANCE:

         Landlord shall procure and Tenant shall pay for (pursuant to Paragraph 7 hereof) such amount of fire and extended coverage insurance of the building in which the Premises are located in an amount equal to the full replacement value of the building. Upon Tenant's request, Landlord shall provide to Tenant evidence of such insurance coverage. Personal property insurance shall be the responsibility of Tenant, and Landlord shall not be liable to Tenant for loss or damage from any cause whatsoever to machinery, equipment, appurtenances, furniture and furnishings, trade fixtures, goods, wares, merchandise, inventory and other property of Tenant or others in the Premises.

         12.      LIABILITY INSURANCE:

         Tenant shall maintain with respect to the Premises comprehensive public liability insurance on an occurrence basis in the amount of $2,000,000.00 per occurrence and $1,000,000.00 per individual in case of personal injury or death and $500,000.00 in case of loss, destruction or damage to personal property. The Tenant shall deposit with the Landlord certificates for such insurance at or prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty
(30) days prior written notice to each assured therein.

         13.      MAINTENANCE AND REPAIRS:

         Landlord shall keep, at its sole cost and expense, the foundation, exterior walls, roof, floor slabs and the structural parts of the Building in good condition and repair throughout the


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
term of this Lease. Tenant shall be responsible for the maintenance and repair, at Tenant's expense, of the floor, coverings, drainage systems, and interior walls constructed by Tenant on the Premises, and Tenant shall also be responsible for the general maintenance and repairs of the Premises and all mechanical, electrical, plumbing and nonmechanical installations and systems therein (whether or not constructed by Tenant's Landlord) in good condition and repair, by making repairs to, and performing maintenance of, the Premises as needed (including plate glass), interior painting and repainting, the repair of floors and carpets, the keeping of windows and doors watertight and the maintenance in good operating condition of all plumbing, electrical, heating, sprinkling, air-conditioning and other utility systems exclusively serving the Premises, and at the expiration or earlier termination of this Lease for any cause herein provided shall deliver up the Premises to Landlord in the same condition and state of repair as they were at the beginning of the term hereof, or as they may be put during the term, reasonable wear and tear and damage by casualty and taking by eminent domain excepted. Tenant shall not permit the Premises to be overlooked, damaged, stripped, or defaced, nor suffer any waste. Landlord shall maintain such heating, cooling, electrical, plumbing and sewer installations which do not exclusively serve the Premises, and cause all existing parking areas, driveways, grounds and walkways to be maintained in good repair and clean condition, subject to Tenant's obligation to pay its Tenant's Share in accordance with Paragraph 7 hereof.

         14.      ALTERATIONS ADDITIONS SIGNS:

                  A. Except as specified in Tenant's Work and as approved by Landlord, Tenant shall not make structural or non-structural alterations or additions to the Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed. All such alterations shall be at Tenant's expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by the Tenant shall, at the option of the Landlord unless otherwise agreed in writing or otherwise provided for in this Lease, be removed by Tenant and the Premises restored to their prior condition by Tenant at its expense or shall become the property of the Landlord at the termination or occupancy as provided herein. Tenant may, without Landlord's prior consent, from time to time, and at its own expense, make such alterations, restorations, changes, replacements, additions or installations of a nonstructural nature in and to the interior of the Premises, the cost of which shall not exceed ten thousand dollars ($10,000.00) in each instance, provided Tenant has first delivered plans and specifications therefor to Landlord. Within fifteen (15) days after Landlord's receipt of such plans, Landlord shall advise Tenant in writing of any such work which must be removed at the expiration or sooner termination of this Lease. If Landlord has not responded within said fifteen (15) days Tenant shall have no obligation to remove said work, but may at its option.

                  B. Tenant shall not affix any sign to any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any


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approved sign or signage shall be at Tenant's expense. Tenant's name may appear on each door immediately servicing the Premises and on the building directory in the size, style and color first approved in writing by Landlord. Landlord may remove any sign it has not approved.

         15.      ENVIRONMENTAL MATTERS:

                  A. The Tenant represents and warrants that except for: (i) the use of de minimis quantities of substances or materials which in a nonoffice setting or in greater quantities or concentrations would otherwise be defined as Hazardous Materials or Hazardous Wastes; and (ii) the use of certain substances and materials in the ordinary course of Tenant's electronic assembly business which are or may be Hazardous Materials or Hazardous Wastes (in which event, Tenant agrees to comply with all state, federal and local governmental statutes, ordinances and regulations applicable to the use thereof), Tenant shall not use the Premises (or any area outside of the Premises in the Building or outside of the Building on the Property) for the Storage, Treatment or Disposal of Hazardous Materials or Hazardous Wastes, and hereby certifies that its operations or other use of the Premises will not involve same. Any spill, discharge or release in or about the Premises or within the Building or on the Property caused by Tenant, its employees, agents or invitees, shall be the sole and exclusive responsibility of Tenant, and Tenant shall be exclusively liable for any such incident or event as hereinafter provided. For the purposes of this Lease, the terms "Hazardous Materials", "Hazardous Wastes", "Storage", "Treatment", "Disposal" and "Generator" are defined by cumulative reference to the following sources as amended from time to time: (1) the Resource Conversation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq (RCRA); (2) EPA Federal Regulations promulgated under RCRA and codified in 40 C.F.R. Parts 260265 and Parts 122124; (3) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA); (4) New Hampshire R.S.A. Ch 147, 147A; and 147B; and (5) New Hampshire regulations promulgated thereunder by any agency or department of the State of New Hampshire.

                  B. The Tenant agrees to indemnify, demand and hold harmless its Landlord, its successors and assigns and its officers, directors, employees from and against any liability, claim, causes of action, damages, loss, cost or expense (including, without limitation, reasonable attorneys' fees and related expenses) arising from:

                           (1) the imposition or recording of a lien for
expenditures from the New Hampshire Hazardous Waste Clean Up Fund under NH RSA 147B, as amended, with respect to any disposal at the Premises caused by the Tenant;

                           (2) any loss of value in the Premises as a result of
any such lien referred to in subparagraph (B)(1) above;

                           (3) containment of the Hazardous Wastes or Hazardous
Materials generated or produced by Tenant at the Premises;


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
                           (4) necessary cleanup of Hazardous Waste or Hazardous
Materials and restoration of the Premises and the surrounding environment;

                           (5) removal of the Hazardous Wastes or Hazardous
Materials generated or produced by tenant at the premises;

                           (6) such actions as may be necessary to monitor,
assess and evaluate the release or threat of release of a Hazardous Waste or Hazardous Material generated or produced by tenant at the premises; or to mitigate damage to the public health or welfare that may otherwise result from a release or threat of release;

                           (7) any breach by Tenant of any representation or
warranty set forth in this Section 15;

                           (8) any failure to implement and complete its
responsibilities identified in this Section 15;

                           (9) any administrative or civil actions brought or
issued by any regulatory authority against Landlord with respect to the responsibilities of Tenant covered in this Section 15;

                           (10) any civil action in a federal or state court
that may be commenced by third parties with respect to environmental matters pursuant to the private party suit provisions of applicable environmental laws including but not limited to those laws set forth in subparagraph (A) above; and

                           (11) the release by Tenant of any Hazardous Materials
or Hazardous Wastes into the environment.

                  C. In connection with the indemnity provisions set forth in subparagraph B above and elsewhere in this Lease, Tenant hereby agrees to: 1) provide Landlord as of the date hereof with a copy of its audited financial statements from its previous fiscal year and thereafter on an annual basis within ninety (90) days of the end of its fiscal year. Landlord agrees to maintain Tenant's financial statements in strict confidence; 2) notify Landlord within ten (10) business days of any change in ownership of Tenant; any change in Tenant's principal bank; and any adverse change in Tenant's financial condition.

                  D. The Tenant shall obtain all environmental permits, licenses and approvals required by local, state and federal laws, ordinances, rules and regulations in connection with its electronic assembly business and in Tenant's capacity, if at all, as a Generator of Hazardous Wastes or Hazardous Materials with regard to air emissions or discharges into the groundwater, and further covenants and agrees to notify the Landlord immediately of all notices of violations or adverse inspection reports from any governmental authority.


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

                  E. Tenant's indemnity obligations in this Section shall survive: (i) the expiration or termination of this Lease Agreement; and (ii) any transfer of the title to the Premises (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise).

                  F. Tenant represents and warrants that Tenant:

                           (1) shall operate the pretreatment water process
located at the Premises, if any, ("Wastewater Treatment Process") in a workmanlike manner in accordance with generally recognized standards for wastewater treatment;

                           (2) shall comply with all applicable federal, state
and local laws and regulations pertaining to the operation of the Wastewater Treatment Process and the discharge of wastewater into the Hudson municipal sewer; and

                           (3) shall not bring to the Premises any wastes or
wastewater from offsite sources.

                  G. In the event of a spill, leak, discharge, or other release of Hazardous Wastes or Hazardous Materials to the environment in a reportable quantity by the Tenant at the Premises, the Tenant shall immediately notify the Landlord. Any such notice to Landlord shall be given verbally and in writing to the Landlord's Facility Manager. Tenant shall be solely responsible for notifying governmental authorities of releases of such substances at the Premises. In addition, Landlord shall make available to Tenant any records of other spills that are prepared by Tenant. Tenant not responsible for any environmental conditions that predate the lease.

         16.      INDEMNIFICATION AND LIABILITY:

         Unless the following damages are caused by Landlord's negligence or wrongful willful acts, Landlord shall not be liable to Tenant for any injury or damage to the Premises or to any property of Tenant or to any property of any third person, firm, association or corporation on or about the Premises, and Tenant shall indemnify and save Landlord harmless from and against any and all liability and damages and from and against any and all suits, claims and demands of any kind or nature, by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises or the installation of any property therein or the removal of any property therefrom.

         17.      DESTRUCTION: WHOLE AND PARTIAL:

         If the Premises shall be so damaged that repairs and restoration cannot be accomplished within a period of one hundred eighty (180) days from start of repair or restoration unless the destruction or damage is caused by Tenant or persons for whose conduct it is responsible and is not insured against by a policy benefiting Landlord (in which case this lease in Landlord's sole



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
discretion, shall not automatically terminate), this lease shall automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under Paragraph 18 and except Tenant shall be liable for and shall promptly pay Landlord any rent then in arrears or Landlord shall promptly rebate to Tenant the pro rata portion of any rent paid in advance. If the Premises shall be so damaged that repairs and restoration can be accomplished within said period one hundred eighty (180) days, this lease shall continue in effect in accordance with its terms and Landlord shall diligently proceed to adjust the loss with insurance carrier(s), obtain building permit(s), commence to repair and complete the same within said one hundred eighty (180) day period; provided, however, unless such damage is caused by Tenant or persons for whose conduct it is responsible and is not insured against by a policy benefiting Landlord (in which case, in Landlord's sole discretion, Tenant's rent shall not abate), that until such repairs and restoration have been accomplished a portion of the rent shall abate equal to the proportion of the Premises rendered unusable by the damage. Landlord shall be entitled to all fire insurance proceeds except insurance specifically insuring property of Tenant and shall in no event be obligated to undertake repairs the cost of which exceeds the proceeds.

         18.      EMINENT DOMAIN:

         In the event that the Premises shall be lawfully condemned or taken by a public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by the Tenant, then this Lease shall automatically terminate without further act of either party hereto on the date when possession of the Premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that the Tenant shall be liable for and shall promptly pay to the Landlord any rent then in arrears or the Landlord shall promptly rebate the Tenant a pro rata portion of any rent paid in advance and the Security Deposit, subject to the provisions of Paragraph 5 hereof. In the event the proportion of the Premises so condemned or taken is such that they are still suitable for use by the Tenant, then this Lease shall continue in effect in accordance with its terms and a portion of the rent shall abate equal to the proportion of the rental value of the Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken will be payable solely to the Landlord, except that tenant may apply for a separate award so long as award does not diminish the value of the landlord's award.

         19.      SUBORDINATION:

         Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of (1) any mortgage constituting a first lien on the Premises, or any part thereof, at the date hereof, and (2) the lien of any mortgage hereafter executed conveying the Premises or any part thereof, and (3) any renewal, modification, consolidation or extension of any mortgage referred to in clause (1) or clause (2). Tenant shall, on demand at any time or times, execute, acknowledge and deliver to Landlord at the cost and expense of Tenant, any and all instruments that may be necessary or proper to subordinate this lease and all rights of Tenant hereunder to the lien of any mortgage, or other instrument referred to in clause (3) above.


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
Landlord will use its best efforts to obtain a nondisturbance agreement from its present mortgagee in favor of the Tenant. "Best efforts" shall not include the expenditure of funds by Landlord or the incurring of liability of Landlord. Landlord agrees that the subordination of this Lease to any future mortgagee and Tenant's obligation to attorn to any future mortgagee shall be conditional upon any such mortgagee agreeing not to disturb Tenant's use and occupancy of the Premises and to recognize Tenant's rights under this Lease so long as Tenant is not in default hereunder. In the event Landlord is unable to obtain any future mortgagee's nondisturbance agreement Tenant shall have the right, upon thirty (30) days' written notice to Landlord to cancel this Lease; provided, however, that Tenant is not in default hereunder which default is not cured or in the process of being cured Tenant is at least in the same position financially as it is at the time of the execution of this Lease.

         20.      SURRENDER:

         At the expiration or on the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the Premises and deliver possession of the same to Landlord, together with all alterations and additions thereto except those alterations and additions made by Tenant at Tenant's expense and as otherwise set forth in this Lease, in the same condition as they were at the beginning of the term or as they were put during the term, fair wear and tear and any damage by casualty and taking by eminent domain excepted, together with all keys and locks thereto. Tenant shall remove all its goods and effects from the Premises including all signs and lettering. If Tenant fails to remove any of its property from the Premises, Landlord is authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property or to sell at public or private sale with ten (10) days notice to Tenant, any and all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due, or to destroy such property.

         21.      ASSIGNMENT; SUBLEASING:

         Tenant shall not assign or sublease any portion or the whole of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. In connection with any request by Tenant for such consent to assignment or subletting, Tenant shall submit to Landlord in writing in the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information Landlord shall have an option to be exercised in writing within twenty (20) days after its receipt from Tenant of such request and information if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Tenant's request submitted to Landlord; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Lease. If this Lease shall be canceled as to a portion of the Premises only, the annual base rent shall thereafter be abated proportionately according to the ratio that the number of rentable square feet in the portion of the space surrendered bears to the rentable square feet of the Premises. In the event Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord shall not unreasonably withhold its consent to the requested assignment or subletting, provided that: (1) the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or subtenant all of the provisions of this Paragraph 19 so that Landlord shall have against the assignee or subtenant all rights with respect to any further assignment and subletting which are set forth herein; (2) no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with assignee); (3) no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and (4) no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder. In the event Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord shall be entitled to receive fifty percent of all amounts received by Tenant in excess of annual base rent and additional rent reserved in this Lease applicable to the space being so assigned or sublet.

         22. LANDLORD'S ACCESS:

         Landlord or its representative shall have free access to the Premises at reasonable intervals during normal business hours and upon reasonable notice to Tenant for the purpose of inspection, or for showing the premises to prospective purchasers or tenants, or for the purpose of making repairs which Tenant is obligated to make hereunder but has failed or refused to make and shall have access at any time and without notice for emergency repairs. The preceding sentence shall not impose upon Landlord any obligation to make repairs. Landlord shall also be entitled to install video cameras on, within or about the access doors to the Premises including but not limited to, the points of ingress and egress to and from the Building for security related purposes. Neither Tenant, nor its employees, agents or invitees shall have any access whatsoever to those portions of the Building other than the Premises as defined herein.

         23.      HOLDING OVER:

         If Tenant shall hold over after the expiration of the term hereof, such holding over shall not extend the term of this Lease but shall create a month to month tenancy upon all terms and conditions of the Lease except that the rent shall be equal to 150% the then current base and additional rent. This inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

         24.      ATTORNMENT:

         Tenant shall in the event of sale or assignment of Landlord's interest in the Premises or in the event of foreclosure of any mortgage to which this Lease is subject, on request of the purchaser, attorn to him and recognize such purchaser as Landlord under this Lease, provided that tenant shall have received from such purchaser or transferee a non disturbance agreement.

         25.      NOTICE:

         Any notice from Landlord to Tenant relating to the Premises or its occupancy shall be deemed duly served, if left at the Premises addressed to the Tenant, and mailed to Tenant: by registered or certified mail, return receipt requested, postage prepaid. Any notice from the Tenant to Landlord relating to the Premises or the occupancy thereof, shall be deemed duly served, if mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at such address as the Landlord may from time to time designate in writing. All rent and notices shall be paid and sent to the Landlord at 267 Lowell Road, Hudson, New Hampshire 03051.

         26.      DEFAULT:

         If (a) any installment of base rent or any additional rent shall not be paid within ten (10) days of its due date; or (b) Tenant defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for thirty (30) days after written notice specifying a default or defaults hereunder has been given to Tenant by Landlord provided that if such default is of such a nature that it cannot be cured prior to the expiration of such thirty (30) day period, then such default shall not be deemed to continue so long as Tenant proceeds to cure the default as soon as reasonably possible and continued to take all steps necessary to complete such cure; or (c) Tenant makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for Tenant or substantial part of its property, commences any proceeding relating to Tenant or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, or there is commenced against Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Tenant by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver of or trustee for Tenant or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, then, in any of such events, Landlord may immediately or at any time thereafter and without demand or notice enter upon the Premises or any part thereof in the name of the whole and repossess the same and expel Tenant and those claiming through or under Tenant and remove their effects if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or breach of covenant, and upon such entry this Lease shall terminate and Tenant covenants that Tenant shall remain and continue liable to Landlord in an amount equal to the total rent reserved for the balance of the term less the net amounts (after deducting the expenses of reletting, repair, renovation or demolition) which Landlord realizes from the reletting of the Premises. If Landlord relets the Premises after Tenant's default, then any payment received will be deemed on account, as to Tenant's obligation and Tenant shall be responsible for any deficiency as it becomes due during the remaining term of this Lease. If the Premises are relet for more than the rent hereunder, then Tenant will not be entitled to any additional amounts and said amounts will be the sole property of Landlord. Tenant shall have the right to present prospective Tenant(s) to Landlord in an effort to assist Landlord in its obligation to mitigate damages.

         27.      TENANT'S MANUFACTURING PROCESS:

         Tenant hereby agrees to provide Landlord with a list of all chemicals used or to be used on the Premises prior to the delivery, use or storage of such chemicals on the Premises, and Landlord shall have the right to approve all chemicals prior to Tenant's use thereof on the Premises. Attached hereto as Exhibit B is a complete list of all chemicals Tenant shall be using or storing on the Premises as of the Commencement Date. The foregoing obligation to notify Landlord of any additional chemicals to be brought onto the Premises and Landlord's right to approve same is an ongoing obligation and right hereunder. Tenant agrees that it will take whatever action is reasonably necessary to control and minimize any elevated noise levels, excess vibration, noxious fumes or odors which would be reasonably likely to negatively impact workplace safety, air quality and other life safety criteria on the Premises and in the Building. In the event Tenant's manufacturing process at any time negatively affects the Landlord and/or its operations and/or other portions of the Building, Tenant, upon notice from Landlord, shall proceed immediately to take such steps as are reasonably necessary, at Tenant's sole cost and expense, to reduce such noise, vibration, fumes, odors or other intrusive or disruptive activities to levels acceptable to Landlord. Tenant hereby agrees to indemnify Landlord for any and all losses incurred by Landlord as a result of Tenant's failure to comply with this Paragraph 27.

         28.      COSTS:

         In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorney's fees and expenses incidental to such litigation.

         29.      WAIVER:

         Any consent, express or implied, by Landlord to any breach by Tenant of any covenant or condition of this Lease shall not constitute a waiver by Landlord of any prior or succeeding breach by Tenant of the same or any other covenant or condition of this Lease. Acceptance by Landlord of rent or other payment with the knowledge of a breach or a default under any term hereof by Tenant shall not constitute a waiver by Landlord of such breach or default.

         30.      QUIET ENJOYMENT:

         Tenant, on paying the rents and performing all of the covenants and conditions hereof, shall peaceably and quietly enjoy the Premises, subject nevertheless to the terms of this Lease.

         31.      INTEGRATION:

         All representations, statements and agreements heretofore made are merged in this Lease which is the full expression of the parties' obligations and neither party, in entering this Lease, has relied upon any statement or representation not set forth herein.

         32.      GOVERNING LAWS:

         This Lease is made in and shall be interpreted and enforced according to the law of New Hampshire.

         33.      BROKER'S COMMISSION:

         Landlord and Tenant represent and warrant to the other that neither of them has had any contact with any real estate broker or finder in connection with this transaction with the exception of Hunneman Commercial Company whose commission Landlord shall pay pursuant to a separate agreement between Landlord and said broker. Each party agrees to indemnify the other against and hold harmless the other for any cost, claim, loss, liability, damage or expense (including reasonable attorney's fees) arising from any breach of the foregoing warranty and representation.

         34.      ARBITRATION:

         Either party may, upon ten (10) days written notice to the other party, require that any or all claims or disputes arising out of or relating to this Lease (with the exception of nonpayment of rent) shall be determined by arbitration under the rules, then obtaining of the American Arbitration Association. A decision of an arbitrator made in accordance with the provisions of this Paragraph shall be final and binding upon the parties hereto and enforceable in a court of law.

         35.      COVENANTS TO RUN WITH THE LAND:

         The covenants and agreements of Landlord and Tenant shall run with the land and be binding upon and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns. Landlord shall have the right to sell, assign, transfer, or otherwise alienate its interest in the Building and this lease, and upon such sale, assignment, transfer, or alienation, the new owner shall succeed to all of Landlord's obligations hereunder, and Tenant shall be bound to the new owner to the same extent as it was bound to Landlord. At such time, Landlord shall be entirely freed and relieved of any obligation, duty or responsibility under this lease.

         36.      GUARANTY:

         Smartflex Systems, Inc., a California corporation, with an address of 14312 Franklin Ave. Tustin CA 92781-2085 (hereinafter the "Guarantor"), the parent company of the Tenant named herein, hereby unconditionally agrees to guaranty all of the Tenant's obligations hereunder.

         37.      AUTHORITY:

         Landlord, Tenant and Guarantor represent and warrant to each other that the individual(s) executing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord, Tenant and Guarantor, respectively, and upon the request of any party, the parties shall furnish to the other written evidence of such authority.


DATED:  February 4, 1999

WITNESS:  /s/ Sal D. Lucci
                                             LANDLORD:
                                             VECTRON TECHNOLOGY, INC.


                                             /s/  Ronald De Bacco
                                             -----------------------------------
                                             By:  Ronald De Bacco
                                             Its:  Treasurer


                                             TENANT:
                                             METHUEN ACQUISITION CORPORATION


                                             /s/  Thomas B. Glasheen
                                             -----------------------------------
                                             By:  Thomas B. Glasheen
                                             Its:  General Manager


                                             GUARANTOR:
                                             SMARTFLEX SYSTEMS, INC.


                                             /s/  Joe Pendergrass
                                             -----------------------------------
                                             By:  Joe Pendergrass
                                             Its:  Director of Logistics

                                    EXHIBIT A

                                    PREMISES

                  [Diagram of Premises with hatch-marks across
                        Methuen Acquisition Corp's space]

                                    EXHIBIT B
                                    ---------

                           LIST OF TENANT'S CHEMICALS



CHEMICAL NAME                                                USAGE
-------------                                                -----

(1) 311-62CN FLUX                                      170 GALLONS PER YEAR

(2) 3310 THINNER                                       200 GALLONS PER YEAR

(3) ISOPROPYL ALCOHOL                                  50 GALLONS PER YEAR

(4) FRY PURE SUPER L.D.C. SOLDER BARS                  3600 LBS PER YEAR

(5) WS609 WATER SOLUBLE PASTE                          136 LBS PER YEAR





                                 WASTE TREATMENT
                                 ---------------

                                    EXHIBIT B
                                    ---------

CHEMICAL NAME                                                USAGE
-------------                                                -----

(1) SOLDER DROSS                                      55 GALLONS PER YEAR

(2) DI WATER FROM WASHER                              200 GALLONS PER YEAR